Exhibit 10.16

EXECUTION VERSION

SALE AND SERVICING AGREEMENT

by and among

CCG RECEIVABLES IV, LLC,

as Depositor

CCG RECEIVABLES TRUST 2012-1,

as Issuer,

COMMERCIAL CREDIT GROUP INC.,

as Originator and Servicer,

PORTFOLIO FINANCIAL SERVICING COMPANY,

as Back-Up Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of February 15, 2012

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Schedules
Schedule 1	Schedule of Pool Receivables
Schedule 2	Name and Account Number of Lock-Box Bank and Lock-Box Account
Schedule 3	Location of Certain Offices and Records
Schedule 4	Notice and Payment Information
Exhibits
Exhibit A	Form of Supplement for Substitute Receivables
Exhibit B	Form of Servicer Report
Exhibit C	Credit and Collection Policies and Practices

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This SALE AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of February 15, 2012, is entered into by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2012-1, a Delaware statutory trust (the “Issuer”), COMMERCIAL CREDIT GROUP, INC. (“CCG”), a Delaware corporation, as Servicer (the “Servicer”) and as the Originator (the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation (the “Back-Up Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely in its capacity as Indenture Trustee hereunder (the “Indenture Trustee”).

WHEREAS,

A. The Originator has sold or contributed the Sold Assets (as defined in the Purchase Agreement) to the Depositor and the Depositor has purchased such Sold Assets (as defined in the Purchase Agreement) from the Originator pursuant to the Purchase Agreement.

B. The Depositor wishes to sell or contribute the Sold Assets to the Issuer and the Issuer wishes to pledge the Sold Assets in addition to other property to the Indenture Trustee as the Collateral under the Indenture.

C. The parties wish to set forth the duties required of the Servicer with respect to the Pool Receivables.

D. The Back-Up Servicer is willing to provide back-up servicing for the Pool Receivables.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined in this Agreement are defined in the Indenture. As used in this Agreement, the following terms shall have the following meanings.

“Bank Accounts” means, collectively, the Collection Account and the Reserve Account.

“Bank Account Property” means the Bank Accounts, all amounts and investments held from time to time in any Bank Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Bill of Sale” means the Bill of Sale and Acknowledgment, dated as of February 15, 2012, between CCG and the Indenture Trustee.

“Delivery” when used with respect to Bank Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Indenture Trustee of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Bank Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Bank Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Bank Account Property to the Indenture Trustee’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Bank Account Property to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Bank Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(d) with respect to any item of Bank Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Indenture Trustee.

“Eligible Account” means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) any of the securities of such depository institution have a credit rating from the Rating Agency in one of its generic rating categories which signifies investment grade, or an equivalent rating from Moody’s, S&P or Fitch and (ii) such depository institutions’ deposits are insured by the FDIC. Each Eligible Account shall permit amounts credited thereto to be invested in Eligible Investments.

“PFSC” means Portfolio Financial Servicing Company.

“Released Receivable” has the meaning set forth in Section 3.3(a).

“Repurchase Amount” has the meaning set forth in Section 5.5.

“Reserve Account Withdrawal Amount” means, (i) with respect to any Payment Date other than the Maturity Date, any excess of the amount then on deposit in the Reserve Account over the Required Reserve Amount plus the lesser of (x) any shortfall in the amount of Available Amounts available to pay the amounts specified in First through Fifth of Section 4.5(a) of the Indenture and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein and (ii) with respect to the Payment Date which is the Maturity Date, the entire remaining amount on deposit in the Reserve Account.

“Servicer Advance” has the meaning set forth in Section 3.6.

“Servicer Charges” means late charges, prepayment penalties and payments made in connection with any modification, extension or adjustment of Pool Receivables.

“Servicer Default” has the meaning set forth in Section 7.1.

“Servicer File” has the meaning set forth in the Custodial Agreement.

“Servicer Report” means a report, in substantially the form attached hereto as Exhibit B or in such other form as is mutually agreed to by the Issuer, the Servicer and the Indenture Trustee, provided to the Issuer and the Indenture Trustee pursuant to Section 3.7.

“Sold Assets” means (a) the Pool Receivables and Related Security, (b) the Collections, (c) any security interest in the Equipment held by the Depositor, (d) the rights to proceeds from casualty insurance policies covering the Equipment, (e) the Depositor’s rights under the Purchase Agreement, (f) the Depositor’s rights under this Agreement, (g) all present and future claims, demands, causes of actions in respect of the foregoing, and (h) all proceeds of the foregoing, sold or contributed by the Originator to the Depositor under the Purchase Agreement and by the Depositor to the Issuer hereunder, together with the Related Security and proceeds relating thereto.

“Sub-Servicer” has the meaning set forth in Section 3.2(i).

“Substitution Date” has the meaning set forth in Section 3.3.

“Substitute Receivable” has the meaning set forth in Section 3.3.

“Successor Servicer” has the meaning set forth in Section 7.4.

SECTION 1.2 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date.”

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

SECTION 2.1 Selection, Sale and Contribution of Pool Receivables and other Sold Assets. In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of the Notes and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Depositor’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Depositor in and to the Sold Assets, whether now owned or existing or hereafter acquired or arising or acquired as follows:

(a) The Pool Receivables to be sold and/or contributed pursuant to this Agreement are Eligible Receivables as of the Closing Date and shall be listed in Schedule 1. The Depositor will insure that no such Pool Receivable shall be subject to any adverse selection which could reasonably be expected to be unfavorable to the Issuer or the Indenture Trustee.

(b) The transfer of the Sold Assets pursuant to this Agreement shall be effective as of the date hereof. The Depositor will mark its computer files relating to each Pool Receivable, together with its other related books and records, with a notification indicating that such Pool Receivables, together with all Related Security and proceeds thereof have been sold or contributed, as the case may be, to the Issuer and are no longer assets of the Depositor.

(c) The Related Security and any proceeds relating to any Pool Receivable which are received after the Cut-Off Date shall be sold or contributed at the same time as such Pool Receivable is sold or contributed hereunder, whether the applicable Related Security and proceeds exist at such time or arise or are acquired thereafter.

SECTION 2.2 Intent of the Parties; Grant of Security Interest.

(a) The Depositor and the Issuer intend the transactions hereunder to be true sales and contributions of the Sold Assets by the Depositor to the Issuer for all purposes, providing the Issuer and its transferees with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Depositor’s estate in the event of the Depositor’s bankruptcy).

(b) If, notwithstanding the intent of the parties or any other provision hereof, the Sold Assets conveyed hereunder are construed to constitute property of the Depositor or such conveyance is not treated as a sale by the Depositor to the Issuer for all purposes, then this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and the conveyance by the Depositor provided for in this Agreement shall be treated as the Grant of, and the Depositor hereby Grants, to the Issuer a security interest in, to and under all of the Depositor’s right, title and interest in, to and under all the Sold Assets and all proceeds relating thereto, to secure the payment and performance of the Depositor’s obligations under this Agreement and the other Transaction Documents or as may be determined in connection therewith by Applicable Law. The Depositor shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of the Sold Assets, such security interest would be deemed to be a perfected first priority security interest in favor of the Issuer (and its assignee) under Applicable Law and shall be maintained as such throughout the term of this Agreement.

(c) The Depositor acknowledges that the Issuer will, pursuant to the Indenture, assign and pledge the Sold Assets and certain other property and rights to the Indenture Trustee for the benefit of the Noteholders. The Depositor consents to such assignment and pledge.

SECTION 2.3 Purchase Price. The purchase price for each Pool Receivable and the Related Security therefor shall be not less than the fair market value of such Pool Receivable and the Related Security. The Issuer shall pay the Depositor the purchase price with respect to each Pool Receivable and the Related Security by transfer of funds, to the extent that the Issuer has received funds available for that purpose pursuant to this Agreement and the Indenture. If the Issuer did not receive sufficient funds to pay the purchase price for the Sold Assets, the remaining Sold Assets, to the extent the purchase price therefor is not paid in full, shall be deemed to have been transferred by the Depositor to the Issuer as a contribution to the Owner Trust Estate, in return for an increase in the value of the interest of the Issuer held by the Depositor.

SECTION 2.4 Actions Evidencing Purchases.

(a) The Depositor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action that the Issuer, its assignee or transferee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder. Without limiting the generality of the foregoing and in addition to the requirements of Section 2.4(b), the Depositor shall, upon the request of the Issuer, its assignee or transferee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) The Depositor hereby authorizes the Issuer or its assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all the Sold Assets now existing or hereafter arising in the name of the Depositor.

SECTION 2.5 Custodian and Custodial Agreement. At all times after the Closing Date, the Issuer and the Servicer shall cause a Custodial Agreement to be in effect on terms and conditions reasonably satisfactory to the Indenture Trustee and shall cause there to be an acting Custodian appointed thereunder (and who has accepted such appointment). Upon the resignation of any Custodian, the Issuer and the Servicer shall take all actions requested by the Indenture Trustee (at the written direction of the Noteholders) to appoint a successor Custodian who is reasonably satisfactory to the Noteholders.

ARTICLE III

ADMINISTRATION AND SERVICING OF POOL RECEIVABLES

SECTION 3.1 Appointment of Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person (the “Servicer”) so designated from time to time as Servicer in accordance with this Section 3.1. Each party hereby appoints as its agent the Servicer, from time to time designated pursuant to this Section 3.1, to service the Pool Receivables and to enforce its respective rights and interests in and under the Collateral. To the extent permitted by Applicable Law, the Issuer hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Issuer’s name (to the extent the Issuer has the authority to do so) and on behalf of the Issuer as necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Pool Receivables, including endorsing the Issuer’s name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts and to take all such other actions set forth in this Article III. Until the Indenture Trustee gives notice to CCG (in accordance with the terms of Section 7.4) of the designation of a new Servicer during the existence of a Servicer Default or as a result of the resignation of the Servicer pursuant to Section 3.2(f), CCG is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.

SECTION 3.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with such care and diligence, and in accordance with the Credit and Collection Policy, as are consistent with the current business practice of the Servicer with respect to similar accounts receivable generally (including those owned by the Servicer for its own account), and with the standards of practice used by equipment finance companies of similar size and having similar portfolios as the Servicer. The Servicer shall take all commercially reasonable actions necessary to maintain the perfection and priority of the security interest of the Noteholders and the Indenture Trustee in the Collateral. The Servicer shall hold in trust, and, as required hereunder, segregate, for the account of the Indenture Trustee and the Noteholders, the Collections in accordance with Indenture.

(b) The Servicer shall not extend the maturity of any Pool Receivable or, amend, adjust, modify or extend the date of any Scheduled Payment of any Pool Receivable, other than (i) pursuant to a Permitted Servicer Adjustment or (ii) extensions and adjustments of the dates of Scheduled Payments of Contracts which have thereupon been immediately treated as Defaulted Receivables; provided that if an Event of Default exists, the Servicer may not make any such amendment, adjustment, modification, extension or reduction without prior written approval of the Indenture Trustee (at the written direction of the Noteholders). The Issuer shall deliver to the

Servicer and the Servicer shall hold in trust for the Issuer and the Indenture Trustee, on behalf of the Noteholders, in accordance with their respective interests, all records which evidence or relate to the Pool Receivables. Notwithstanding anything to the contrary contained herein, during the existence of a Default or an Event of Default, the Indenture Trustee shall (at the written direction of the Noteholders) have the absolute and unlimited right to direct the Servicer (whether CCG or any other Person is the Servicer) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Collateral. The Servicer shall not make the Indenture Trustee or any Noteholder a party to any litigation without the prior written consent of such Person. At any time during the existence of a Default or an Event of Default, the Indenture Trustee may (at the written direction of the Noteholders) notify any Obligor of its interest in the Pool Receivables and the Collateral.

(c) The Servicer shall, as soon as practicable following receipt and specific identification thereof, turn over to the Originator all collections received by the Servicer from any Person of indebtedness of such Person to the Originator which are not on account of a Pool Receivable. Notwithstanding anything to the contrary contained in this Article III, the Servicer, the Issuer and the Depositor, or any Affiliate of the Servicer, the Issuer or the Depositor, shall have no obligation to collect, enforce or take any other action described in this Article III with respect to any such indebtedness other than to deliver to the Originator the collections and documents with respect to any such indebtedness as described above in this Section 3.2(c).

(d) In connection with any inspection performed pursuant to Section 6.2(c) hereof, the Servicer shall promptly after the request therefore provide the requested information and access as requested by the Noteholder or the Indenture Trustee.

(e) Notwithstanding anything provided in this Agreement, the Servicer shall not have any obligation to defend or otherwise appear in a legal proceeding if such legal proceeding is not, in its reasonable opinion, incidental to its duties as the Servicer hereunder or otherwise may cause the Servicer to incur legal expenses or liabilities. In performing its duties as Servicer hereunder, the Servicer may not, under any circumstance, institute a legal proceeding in which the Indenture Trustee or a Noteholder are named as plaintiffs, without prior written consent of the applicable Person.

(f) CCG acknowledges that the Issuer has relied on CCG’s agreement to act as Servicer hereunder in making its decision to execute and deliver this Agreement and the other Transaction Documents to which it is a party. Accordingly, CCG shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (a) as required in Section 6.6, (b) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the CCG shall be evidenced by an opinion of Independent Counsel to such effect delivered to the Indenture Trustee), or (c) with the prior written consent of the Indenture Trustee (at the written direction of the Noteholders), but only if, in any such case, a replacement Servicer (which may be the Back-Up Servicer) is found that (i) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (ii) will provide servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents.

(g) The Servicer shall execute a Request for Release as may be necessary pursuant to Section 5 of the Custodial Agreement. The Servicer will deliver the Bill of Sale to the Custodian in accordance with the Custodial Agreement.

(h) The Servicer will notify the Owner Trustee of the Final Payment Date as specified in Section 8.1(c) of the Trust Agreement and provide such other information as requested by the Owner Trustee.

(i) The Servicer may delegate its duties and obligations hereunder to any Affiliate subservicer or to any repossession agent or other agent hired in connection with collecting, remarketing, inspecting or similar action in connection with servicing the Pool Receivables and related Equipment (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Issuer, the Indenture Trustee and the Noteholders shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Issuer or the Indenture Trustee may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

(j) Lock-Box Account. The name and address of the Lock-Box Bank, together with the number of the Lock-Box Account at the Lock-Box Bank are specified in Schedule 2. All Obligors have been instructed to make payment in respect of the Contracts to the Lock-Box Account. The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in the Lock-Box Account within five (5) Business Days after deposit of such Collections into the Lock-Box Account. The Servicer shall transfer within five (5) Business Days after deposit into the Lock-Box Account all Collections to the Collection Account. The Servicer shall use reasonable efforts to ensure that no funds are transferred out of the Lock-Box Account (other than to the Collection Account) unless the Servicer or the Intercreditor Master Agent has identified and segregated such funds from the Collections. Other than the Intercreditor Agreement, the Servicer has not created, or participated in the creation of, or permitted to exist, any Liens in relation to the Lock-Box Account and will not create, or participate in the creation of, or permit to exist, any Liens in relation to the Lock-Box Account. The Servicer shall not amend, modify or supplement the Intercreditor Agreement or the Lock-Box Agreement without the prior written consent of the Indenture Trustee (at the written direction of the Noteholders). The Servicer will not transfer any funds out of the Lock-Box Account except in accordance with this Agreement and the Intercreditor Agreement.

The Servicer shall cause to be deposited to the Lock-Box Account within two (2) Business Days of receipt all funds identified as Collections received directly by the Issuer, the Originator, the Depositor or the Servicer. If the Servicer, Issuer or Originator receives any payment from an Obligor of a Pool Receivable who is also an Obligor of a Receivable that is not a Pool Receivable and the Obligor has not directed the application of such payment, the Servicer shall apply such payment in accordance with the terms of the Intercreditor Agreement. With respect to partial payments received from an Obligor of a Pool Receivable who is also an Obligor of a Receivable owned outright (meaning, not subject to the Lien of any other Person) by the

Servicer or Originator or by any Affiliate of the Servicer or Originator, and the Obligor has not directed the application of such partial payment, the Servicer shall apply such payment which would be allocable on a ratable basis, to the Servicer or Originator first towards the related Pool Receivable and then towards the Receivable owned outright by the Servicer or Originator or by any Affiliate of the Servicer or Originator.

SECTION 3.3 Substitution of Receivables by the Originator.

(a) The Originator shall have the option to substitute Eligible Receivables for either (a) a Defaulted Receivable; or (b) a prepaid Contract (i.e., a Contract voluntarily paid in full prior to its scheduled maturity date, and, together with a Defaulted Receivable for which a substitution is being made, a “Released Receivable”), which such substitutions shall together be limited on an aggregate, cumulative basis to 10% of the Original Pool Balance; provided that prepaid Contracts shall only be permitted to be substituted during the first two (2) years following the Closing Date. Substitution under this Section 3.3 is prohibited unless as of the date of substitution (the “Substitution Date”), the substituted Eligible Receivables (each a “Substituted Receivable”) will have a Net Book Value, based on such Receivable’s Scheduled Payments that are scheduled to be received after the Substitution Date prior to the Maturity Date, equal to or greater than the Pool Receivables being substituted. Each such Substitute Receivable shall be accompanied by a supplement to this Agreement, substantially in the form of Exhibit A hereto (the “Substitution Supplement”), subjecting such Receivable, the Related Security, the Collections and proceeds of the foregoing to the provisions hereof and providing with respect to such Substitute Receivable and the Related Security the information required in the schedule to such Substitution Supplement.

(b) The Servicer will provide the executed Substitution Supplement to the Indenture Trustee and the Custodian, and will provide the Custodian File relating to the related Substituted Receivables to the Custodian. Upon receipt of such items by the Indenture Trustee and the Custodian, the Custodian shall release the Custodian File with respect to the Released Receivable to the Servicer pursuant to the Custodial Agreement, and the Indenture Trustee (at the written request and expense of the Issuer) shall be required to deliver such instruments of reconveyance and release furnished by the Servicer as may be necessary to transfer such Released Receivables to the Originator and release such Released Receivables from the Lien of the Indenture.

SECTION 3.4 Optional Purchase by the Servicer.

(a) If the Pool Balance is equal to or less than 30% of the Original Pool Balance on the last day of any Collection Period, the Servicer has the option to purchase the Collateral. The Servicer may exercise its option to purchase the Collateral by (a) notifying the Indenture Trustee and the Owner Trustee at least ten (10) days before the Payment Date related to such Collection Period, and (b) remitting to the Collection Account the purchase price for the Collateral equal to the aggregate principal balance of the Pool Receivables as of the last day of such Collection Period in immediately available funds by 10:00 a.m. (New York City time) on the Business Day preceding the Payment Date related to such Collection Period; provided, that, the Servicer may net such purchase price of the Collateral against any amounts owing to the Servicer under the Transaction Documents. Notwithstanding the foregoing, the Servicer will not be permitted to purchase the Collateral unless the sum of (a) such purchase price, (b) the Collections on deposit in the Collection Account for such Collection Period, and (c) any amount paid by the Depositor or the Servicer with respect to Pool Receivables repurchased relating to such Collection Period is greater than or equal to the sum of (a) the Class A Note Balance, and all accrued but unpaid interest thereon, (b) all amounts due to the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and (c) any other sums secured by the Indenture.

(b) On the Payment Date on which the optional purchase is exercised pursuant to clause (a) above, and following the payment of all amounts due under the Indenture on such Payment Date, the Issuer will be deemed to have sold and assigned to the Servicer as of the last day of the preceding Collection Period all of the Issuer’s right, title and interest in and to the Collateral, including the Pool Receivables and all security and documents relating to such Pool Receivables. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Pool Receivables free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records indicating that any Receivables purchased pursuant to Section 3.4(a) are no longer Pool Receivables, file UCC termination or amendment statements or take any other action necessary or appropriate to evidence the transfer of ownership of the purchased Pool Receivables free from any Lien of the Issuer or the Indenture Trustee. The Issuer, the Owner Trustee or the Indenture Trustee, as applicable, will execute such documents and instruments and any and all further instruments, including any authorizations to file UCC financing statement amendments, required or reasonably requested by the Servicer to effect such transfer.

SECTION 3.5 Servicing Fee. The Servicer shall be paid the Servicing Fee pursuant to Section 4.5(a) of the Indenture.

SECTION 3.6 Servicer Advance. If the Servicer determines that any Scheduled Payment with respect to any Pool Receivable that was due during the Collection Period was not received in full prior to the related Determination Date, the Servicer has the right to elect, but is not obligated, to advance the unpaid Scheduled Payment if it reasonably believes that the advance will be recovered from subsequent payments with respect to that Pool Receivable (the “Servicer Advance”). The Servicer shall be entitled to reimbursement for the amount of any Servicer Advance from amounts subsequently received with respect to that Pool Receivable or, if the Servicer determines that a Servicer Advance will not be recovered from the Pool Receivable to which it relates, from amounts received with respect to other Pool Receivables.

SECTION 3.7 Servicer Reports. On the Determination Date, the Servicer shall deliver a monthly Servicer Report substantially in the form of Exhibit B to (i) the Issuer and the Indenture Trustee, (ii) the Rating Agency, and (iii) the Back-Up Servicer detailing, among other things, (a) the ratios described in clauses (i) and (ii) of the definition of Calculation Event calculated as of the month end preceding the prior Collection Period, and (b) amounts received on the Pool Receivables in respect of the immediately preceding Collection Period and available for payment on the Payment Date. If the Servicer has knowledge of a Calculation Event prior to the time such Calculation Event would be reported in a Servicer Report, the Servicer will promptly notify the Indenture Trustee and the Noteholders.

SECTION 3.8 Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by, and shall execute on behalf of, the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Owner Trustee or by the Issuer, and shall execute on behalf of, the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Sections 5.1(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to a Certificateholder; provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Transaction Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Depositor, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Depositor or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Section unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall have consented thereto in writing (at the written direction of the Noteholders). For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(a) the amendment of or any supplement to the Indenture;

(b) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Pool Receivables);

(c) the amendment, change or modification of this Agreement or any of the Transaction Documents to which it is a party;

(d) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(e) the removal of the Indenture Trustee.

(e) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 3.8. Notwithstanding the foregoing or any other provision of this Agreement, CCG shall continue to perform the obligations of the Servicer under this Section 3.8.

ARTICLE IV

BANK ACCOUNTS

SECTION 4.1 Accounts.

(a) Collection Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2012-1,” that is designated as the “Collection Account”. The Collection Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Collection Account in accordance with the Transaction Documents. The Servicer may direct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Indenture Trustee or the Servicer, as applicable, amounts that do not constitute Available Amounts for any Collection Period or that were deposited into the Collection Account in error.

(ii) Distributions on Payment Date. All Collections deposited into the Collection Account shall be distributed in accordance with Section 4.5(a) of the Indenture, provided, that prior to the occurrence of a Calculation Event the Servicer may retain the amounts that would otherwise be deposited into the Collection Account in respect of Excluded Amounts, in which case no distribution shall be made in respect of such Excluded Amounts pursuant to Section 4.5(a) of the Indenture. Any Excluded Amounts that do not belong to the Issuer and that were deposited into the Collection Account shall be removed from the Collection Account by the Indenture Trustee, as indicated on the related Servicer Report, on each Payment Date prior to the application of Collections pursuant to Section 4.5(a) of the Indenture.

(iii) Funds on deposit in the Collection Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the next Payment Date.

(b) Reserve Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2012-1,” that is designated as the “Reserve Account”. The Reserve Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with the Transaction Documents.

(ii) On the Closing Date, the Issuer will deposit or cause to be deposited the Required Reserve Amount into the Reserve Account from the proceeds of the sale of the

Notes. Following this initial funding, any cash remaining in the Collection Account after making the payments owed to the Noteholders, the Servicer, the Back-Up Servicer, Indenture Trustee, the Owner Trustee and the Custodian pursuant to clauses First through Fifth of Section 4.5(a) of the Indenture will be deposited in the Reserve Account until the balance in the Reserve Account equals the Required Reserve Amount. Amounts on deposit in the Reserve Account will be available for payments of interest pursuant to Section 4.5(a) of the Indenture. To the extent that the amount on deposit in the Reserve Account exceeds the Required Reserve Amount for a Payment Date, after giving effect to all other deposits and withdrawals therefrom, the Indenture Trustee shall distribute the amount of any excess as part of Available Amounts on such Payment Date.

(iii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on information in the Servicer’s Report) to withdraw from the Reserve Account the Reserve Account Withdrawal Amount and deposit such amounts into the Collection Account to be included as Available Amounts for that Payment Date.

(iv) The Indenture Trustee will transfer all funds on deposit in the Reserve Account to the Depositor on the earlier of: (i) the Payment Date on or after which the Servicer has deposited into the Collection Account the amount specified in Section 3.4 in connection with its exercising its option to acquire the Pool Receivables pursuant to Section 3.4 and (ii) the date on which the Class A Note Balance and all other amounts owing or to be distributed to the Noteholders under the Indenture and this Agreement are paid in full.

(v) Funds on deposit in the Reserve Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Reserve Account to be accessed and applied on the next Payment Date following such investment.

SECTION 4.2 Maintenance of Accounts.

(a) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Bank Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Bank Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Bank Accounts ceases to be an Eligible Account, the Indenture Trustee shall notify the Servicer (who shall notify the Rating Agency), the Noteholders and the Indenture Trustee (or the Servicer on its behalf, or at the direction of the Noteholders) shall within five (5) Business Days establish a new Bank Account as an Eligible Account and shall transfer any cash and/or any investments to such new Bank Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Bank Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Bank Accounts ceasing to be an Eligible Account.

(b) With respect to the Bank Account Property, the Indenture Trustee agrees that:

(i) any Bank Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(ii) any Bank Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

(iii) the Indenture Trustee shall act as the “securities intermediary”, and as the Person holding the “securities entitlement” for purposes of Section 8-501 of the UCC of the State of New York, and the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(iv) any Bank Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Bank Account Property as described in such paragraph;

(v) any Bank Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(vi) any cash that is Bank Account Property shall be considered a “financial asset” under Article 8 of the UCC.

ARTICLE V

THE DEPOSITOR

SECTION 5.1 Representations and Warranties

(a) Representations and Warranties of the Depositor. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(i) Corporate Existence and Power. It (1) is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (2) is not organized under the Laws of any other jurisdiction or governmental authority, (3) has all power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (4) is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii) Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (1) are within its powers, (2) have been duly authorized , (3) require no action by or in respect of, or filing with, any Official Body or official thereof, (4) do not contravene, conflict with or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any material contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, and (5) will not result in the creation or imposition of any Lien (other than Permitted Liens created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the Transaction Documents, which could not reasonably be expected to have a Material Adverse Effect.

(iii) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and, upon payment of the purchase price as set forth herein, shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity; regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.2 The Depositor’s Additional Representations and Warranties. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(I)	General Representations

(a) Accuracy of Information. All written information heretofore furnished by the Depositor to the Issuer (or its assignee) for purposes of or in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(b) Tax Status; Sale Treatment. The Depositor (1) has filed all tax returns (federal, state and local) required to be filed, (2) has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Depositor through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP), and (3) will not account for the sale of the Sold Assets pursuant to this Agreement, other than as a sale by the Depositor to the Issuer (except to the extent otherwise required for United States federal income tax purposes under the Code or by the application of consolidated financial reporting principles under GAAP). No tax lien has been filed and to the Depositor’s knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(c) Action, Suits. The Depositor is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to the knowledge of the Depositor threatened, against or affecting the Depositor or any Affiliate of the Depositor or their respective properties, in or before any Official Body or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Use of Proceeds. No proceeds of any sale or contribution hereunder shall be used by the Depositor (1) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, (2) to acquire any equity security of a class which is registered pursuant to Section 12 of such act, (3) for any other purpose that violates applicable Law, including Regulations T, U or X of the Federal Reserve Board or (4) for any purpose that violates Applicable Law.

(e) Principal Place of Business; Chief Executive Office; Location of Records. The Depositor is a limited liability company duly organized under the laws of the state of Delaware. The principal place of business and chief executive office of the Depositor and the offices where the Depositor keeps all its Records relating to the Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer in accordance with the terms of this Agreement.

(f) Subsidiaries; Tradenames, Etc. (1) As of the date hereof, the Depositor has only the Subsidiaries and divisions listed on Schedule 4 (which Schedule may be updated from time to time by notice from the Depositor to the Issuer, the Indenture Trustee and the Noteholders) and (2) the Depositor has, within the last five (5) years, operated only under the tradenames identified on Schedule 4, and, within the last five (5) years, has not changed its name other than the tradenames identified on Schedule 4, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code. Schedule 4 also lists the correct Federal Employer Identification Number of the Depositor.

(g) Not an Investment Company. The Depositor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(h) ERISA. Neither the Depositor nor any ERISA Affiliate (1) maintains any pension plan or (2) contributes to any multiemployer plan.

(i) Lock-Box Account. All Obligors in respect of Pool Receivables sold or contributed hereunder have been instructed as of the date hereof to make payment to a Lock-Box Account. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Account at the Lock-Box Bank, are specified on Schedule 2, as updated by the Depositor from time to time by notice from the Depositor to the Issuer. The Depositor shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in the Lock-Box Account and cause the same to be deposited into the Collection Account within five (5) Business Days after receipt of such Collections.

(j) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(k) Nonconsolidation. The Depositor has taken and will continue to take all actions required to maintain the Issuer’s status as a separate legal entity, including, without limitation, (1) not holding the Issuer out to third parties as other than an entity with assets and liabilities distinct from the Depositor and the Depositor’s other Subsidiaries; (2) other than by reason of owning the residual interest of the Issuer, not holding itself out to be responsible for any decisions or actions relating to the Issuer (except for decisions or actions as Certificateholder); (3) preparing unaudited separate financial statements for the Issuer (which may be consolidated with the Depositor); (4) taking such other actions as are necessary on its part to ensure that all procedures required by its and the Issuer’s certificate of formation and limited liability company agreement, and certificate of trust and Trust Agreement, respectively, are duly and validly taken; (5) keeping correct and complete records and books of account and corporate minutes; and (6) not acting in any manner that could foreseeably materially mislead others with respect to the Issuer’s separate identity. In addition to the foregoing, the Depositor has taken and will continue to take all necessary actions so that:

(i) the Depositor shall maintain records and books of account and minutes separate from those of the Issuer;

(ii) the Depositor shall maintain an arm’s-length relationship with the Issuer and shall not hold itself out as being liable for any Indebtedness of the Issuer (other than certain indemnification obligations of the Issuer provided herein);

(iii) the Depositor shall keep its assets and its liabilities wholly separate from those of the Issuer (except with respect to any commingled Collections to the extent permitted under this Agreement or the Indenture);

(iv) the Depositor shall at all times limit its transactions with the Issuer only to those expressly permitted hereunder or under any other Transaction Document; and

(v) the Depositor shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Depositor contained in the opinion of Katten Muchin Rosenman LLP delivered pursuant to the terms of the Transaction Documents.

(l) Preference; Voidability. The Issuer shall have given reasonably equivalent value to the Depositor in consideration for the sale to the Issuer of the Sold Assets from the Depositor, and such sale shall not have been made for or on account of an antecedent debt owed by the Depositor to the Issuer and no such sale is or may be voidable under any section of the Bankruptcy Code.

(m) Compliance with Law. The Depositor has complied with all Applicable Laws to which it may be subject, (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(n) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Depositor contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer as if the same were set forth in full herein.

(II)	Representations with respect to the Pool Receivables

(a) Good Title; Perfection.

(i) Immediately preceding the sale or contribution hereunder, the Depositor was the owner of all of the Sold Assets, free and clear of all Liens (other than any Permitted Liens). This Agreement constitutes a valid sale, transfer and assignment of the Sold Assets to the Issuer from the Depositor and, upon the purchase or contribution, as the case may be, hereunder the Issuer shall acquire a valid, enforceable and perfected ownership interest in the Sold Assets free and clear of any Lien (other than any Permitted Liens).

(ii) Notwithstanding the immediately preceding sentence, if the conveyance by the Depositor to the Issuer of the Sold Assets hereunder were construed not to be a sale or contribution, this Agreement creates a valid security interest in favor of the Issuer (and its assignee) in the Sold Assets consisting of all the Pool Receivables sold hereunder, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Liens (other than Permitted Liens) (provided, however, that no representation is made herein with respect to creation or perfection of any security interest in goods or other assets pledged by an Obligor other than the Equipment); all financing statements and other documents required to be recorded or filed in order to perfect the security interest of the Issuer in the Sold Assets have been filed, and the Issuer (and its assignee) has, subject to Permitted Liens, a perfected first priority security interest in all the Sold Assets sold hereunder, and the proceeds relating thereto, free and clear of all Liens (other than the Permitted Liens).

(b) Nature of Pool Receivables. Each Pool Receivable will be an Eligible Receivable as of the Closing Date. As of the date hereof, the Depositor has no knowledge of any fact that would cause it or should have caused it to expect any payments on such Pool Receivable will not be paid in full when due or that is reasonably likely to cause or result in any Material Adverse Effect in respect of such Pool Receivable. To the extent that the first Scheduled Payment of a Pool Receivable is due after the Cut-Off Date, such first Scheduled Payment of such Pool Receivable is not more than 31 days late. In the event of a prepayment of a Pool Receivable, there is no obligation to rebate money to the related Obligor.

(c) No Adverse Selection. Each Pool Receivable sold or contributed hereunder was not and will not be subject to any adverse selection, which could reasonably be expected to be materially unfavorable to the Issuer, the Indenture Trustee, any Noteholder or any assignee thereof.

(d) Perfection Representations. The Depositor is the owner of all of the Pool Receivables listed in Schedule 1 free and clear of all Liens (other than Permitted Liens). The Depositor further represents:

(1) General.

(A) The Pool Receivables sold hereunder constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the UCC.

(B) The Depositor has taken all steps necessary in each jurisdiction in which the Pool Receivables were originated to perfect its security interest against the Obligors in the Equipment securing the Pool Receivables sold hereunder.

(C) The Depositor has received all consents and approvals required by the terms of the Pool Receivables to the pledge of a security interest in the Pool Receivables to the Issuer.

(2) Creation. The Depositor owns and has good and marketable title to the Sold Assets immediately prior to the sale or contribution or pledge thereof in accordance with the terms of this Agreement free and clear of any Lien, claim or encumbrance of any Person, excepting other Permitted Liens and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

(3) Perfection. The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale and/or contribution of the Sold Assets from the Depositor to the Issuer.

(4) Priority.

(A) Other than the transfer of the Sold Assets to the Issuer hereunder, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets. The Depositor has not authorized the filing of, nor is aware of any financing statements against the Depositor that include a description of collateral covering the Sold Assets transferred hereunder other than any financing statement relating to the transfer of the Sold Assets hereunder or that has been or is being terminated in connection with the execution of this Agreement. The Depositor is not aware of any judgment or tax lien filings against it.

(B) With respect to Sold Assets which constitute “tangible chattel paper” or “instruments” within the meaning of the UCC, the Depositor has delivered to the Custodian all original copies of the instruments that constitute or evidence the Sold Assets transferred hereunder. The Contracts and instruments that constitute or evidence the Sold Assets do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

(5) Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained herein shall be continuing, and remain in full force and effect until the occurrence of the Final Payment Date.

(6) No Waiver. The Depositor (i) shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive any of these perfection representations; (ii) shall provide the Issuer with prompt written notice of any breach of these perfection representations, and shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive a breach of any of these perfection representations

(III)	Notice of Breach. Upon discovery by the Depositor of a breach of any of the foregoing representations and warranties, the Depositor shall give written notice to the Issuer and to the Indenture Trustee within three (3) Business Days of such discovery.

SECTION 5.3 Affirmative Covenants of the Depositor. At all times prior to the Final Payment Date, the Depositor, for the benefit of the Issuer and its assignees, shall do each of the following:

(a) Conduct of Business; Ownership. The Depositor shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to so comply would not have a Material Adverse Effect. The Depositor shall at all times, be a wholly-owned Subsidiary of the Originator;

(b) Compliance with Laws, Etc. The Depositor shall comply with all Laws to which it or its properties may be subject and preserve and maintain its limited liability company existence, rights, franchises, qualifications and privileges except where failure to so comply, preserve or maintain would not have a Material Adverse Effect;

(c) Inspection of Records.

(i) Prior to the occurrence of a Default or an Event of Default and once per calendar year at the expense of the party requesting such audit or inspection, the Depositor shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer, permit the Issuer or its appointees (including, without limitation, the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Sold Assets, including the related Contracts and (B) visit the offices and properties of the Depositor, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Sold Assets or the Depositor’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant, of the Depositor having knowledge of such matters.

(ii) During a Default or an Event of Default, the Issuer and its assigns (including the Indenture Trustee on behalf of the Noteholders) may conduct an unlimited number of audits of the Depositor, as necessary, for any of the purposes set forth in (i) and (ii) above, as necessary, at the expense of the Depositor.

(d) Notice of the Issuer’s and Indenture Trustee’s Interest. In the event that the Depositor sells or otherwise transfers any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Depositor in connection with any such sale or transfer shall, to the extent that such computer tapes, files or other documents or instruments contain any references to the Sold Assets, disclose the Issuer’s ownership of the Sold Assets and the Indenture Trustee’s security interest therein.

(e) Sale Treatment. The Depositor shall not account for, or otherwise treat, the transactions contemplated herein in any manner other than as a sale of the Sold Assets by the Depositor to the Issuer (except to the extent otherwise required (i) for United States federal income tax purposes under the Code or (ii) by the application of consolidated financial reporting principles under GAAP).

(f) Protection of Security Interest of the Issuer and the Indenture Trustee. The Depositor agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer may reasonably request in order to perfect or protect the Issuer’s title in the Sold Assets or to enable the Issuer to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Depositor shall, upon the request of the Issuer (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Issuer or the Indenture Trustee and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Sold Assets. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Taxes. The Depositor will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

SECTION 5.4 Negative Covenants of the Depositor. At all times from the date hereof to and including the Final Payment Date:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the other Transaction Documents, the Depositor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) (or the filing of any financing statement) upon or with respect to (i) any of the Sold Assets, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Pool Receivable, or assign any right to receive income in respect thereof or (iii) any account which concentrates in a Lock-Box Account to which any Collections of any Pool Receivable are sent (except for any right of a Lock-Box Bank with respect to a Lock-Box Account as permitted under the Transaction Documents).

(b) No Extension or Amendment of Receivables. The Depositor shall not claim or assert that it has, solely in its capacity as Depositor, the right to extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract pursuant to which such Pool Receivable is created.

(c) Change of Name, Etc. The Depositor shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Depositor delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Depositor as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Sold Assets. The Depositor will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 5.5 Repurchases by the Depositor.

(a) If a Responsible Officer of the Depositor has actual knowledge, or receives written notice, of a breach of the representations or warranties made by the Depositor pursuant to Section 5.2(II) that materially and adversely affects any Pool Receivable and such breach has not been cured in all material respects by the last day of the second full Collection Period (or, at the Depositor’s option, the first full Collection Period) after the Responsible Officer obtains actual knowledge or is notified of such breach, the Depositor will repurchase such Pool Receivable by remitting (or causing to be remitted) an amount equal to the then Net Book Value of such Receivable (the “Repurchase Amount”) for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period.

(b) The sole remedy for a breach of the representations and warranties of the Depositor contained in paragraph II of Section 5.2 is (i) to require the Depositor to repurchase such materially and adversely affected Pool Receivable, or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of CCG to repurchase such materially and adversely affected Pool Receivable pursuant to Section 5.4 of the Purchase Agreement. None of the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor will have any duty to conduct an investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to Section 5.5(a).

(c) When the Repurchase Amount is included in Available Amounts for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor as of the last day of the second preceding Collection Period all of the Issuer’s right, title and interest in and to the Pool Receivable repurchased by the Depositor pursuant to Section 5.5(a) and security and documents relating to such Pool Receivable. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer or by the Indenture Trustee except the representation that the Issuer owns such Pool Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records to indicate that such Receivable is no longer a Pool Receivable and take any action necessary or appropriate to evidence the sale of such Receivable, free from any Lien of the Issuer or the Indenture Trustee.

SECTION 5.6 Indemnities by the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(a) The Depositor shall indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Indenture Trustee, the Noteholders, the Back-Up Servicer and the Custodian and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Transaction Documents (except any income taxes arising out of fees paid to the Owner Trustee and the Indenture Trustee and except any taxes to which the Owner Trustee or the Indenture Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Back-Up Servicer and the Custodian and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Depositor’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Indenture Trustee, Custodian, the Noteholders and Back-Up Servicer and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee, Indenture Trustee, the Noteholders, the Custodian and the Back-Up Servicer, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representation and Warranties of the Servicer. The Servicer represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a) Corporate Existence and Power. It (i) is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (ii) is not organized under the Laws of any other jurisdiction or governmental authority, (iii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iv) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any

Official Body or official thereof (except which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene, conflict with or constitute a default under (1) its articles of incorporation or by laws, (2) any Law applicable to it, (3) any material contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property or (v) will not result in the creation or imposition of any Lien upon or with respect to its property (except as contemplated hereby), which could reasonably be expected to have a Material Adverse Effect.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding equity or at law.

(d) Accuracy of Information. All written information heretofore furnished by it to the Issuer or the Indenture Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(e) Tax Status. It has (i) filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except for taxes, assessments and other governmental charges that are being contested in good faith through appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP and (iii) no tax lien has been filed and to its knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(f) Action, Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Principal Place of Business; Chief Executive Office; Location of Records. Its principal place of business, chief executive office and the offices where it keeps all its records related to the Contracts and Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer and the Indenture Trustee in accordance with this Agreement.

(h) Nature of Pool Receivables. Each Pool Receivable satisfied the definition of “Eligible Receivable” set forth in the Indenture as of the Closing Date.

(i) Credit and Collection Policy. The Credit and Collection Policy attached hereto as Exhibit C is the Credit and Collection Policy in effect as of the date hereof. The Servicer has at all times complied with the Credit and Collection Policy with regard to each Pool Receivable.

(j) Material Adverse Effect. Since the Cut-Off Date, there has been no Material Adverse Effect.

(k) No Servicer Default or Event of Default. No event exists and no condition exists which constitutes a Servicer Default or an Event of Default.

(l) Not an Investment Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(m) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks are specified in Schedule 2, as updated from time to time by from the Servicer to the Issuer and the Indenture Trustee. All Obligors have been instructed to make payment in respect of the Contracts to a Lock-Box Account pursuant to Section 6.2(f). The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in each Lock-Box Account within five (5) Business Days after receipt of such Collections.

(n) Nonconsolidation. The Servicer is operated in such a manner that the separate corporate existence of the Depositor would not be disregarded in the event of the bankruptcy or insolvency of the Servicer, or any Affiliate of the Servicer.

(o) Compliance with Law. It has complied with all Applicable Laws to which it may be subject (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(p) Intercreditor Agreement. Other than the Issuer and the Indenture Trustee, no Person has become a “Joined Party” (as such term is defined in the Intercreditor Agreement) since March 31, 2010.

(q) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Servicer contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer and the Indenture Trustee as if the same were set forth in full herein.

SECTION 6.2 Covenants. At all times from the date hereof to the Final Payment Date, unless the Issuer or Indenture Trustee (at the direction of the Noteholders) shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer for the benefit of the Indenture Trustee and the Noteholders:

(a) Reporting Requirements. The Servicer shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP,

and the Servicer (and, if the Originator is not the Servicer, the Originator) shall furnish to the Issuer, to the Indenture Trustee, the Rating Agency and to the initial Noteholders and other Noteholders so requesting:

(i) Annual Reporting. Within ninety (90) days after the close of each fiscal year audited financial statements with respect to the Servicer (and, if the Originator is not the Servicer, the Originator) and its Subsidiaries prepared by a nationally-recognized accounting firm reasonably acceptable to the Issuer in accordance with GAAP on a consolidated basis, including an income statement and balance sheet as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by such accountants, prepared in accordance with GAAP.

(ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of the fiscal years of the Servicer (and, if the Originator is not the Servicer, the Originator) consolidated unaudited balance sheets as at the close of each such period with respect to the Servicer (and, if the Originator is not the Servicer, the Originator) and its Subsidiaries, together with consolidated related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of the Servicer.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Servicer’s (and, if the Originator is not the Servicer, the Originator), Responsible Officer stating that (1) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Servicer (and, if the Originator is not the Servicer, the Originator), Servicer and its Subsidiaries as applicable and (2) to the best of such Person’s knowledge, no Servicer Default or Event of Default exists, or if any Servicer Default or Event of Default exists, stating the nature and status thereof.

(iv) Notice of a Servicer Default or an Event of Default. (1) As soon as possible and in any event within two (2) Business Days after the Servicer obtains knowledge of the occurrence of a Servicer Default or an Event of Default, the Servicer shall provide a statement of a Responsible Officer of the Servicer setting forth details of such Servicer Default or Event of Default and the action which the Servicer proposes to take with respect thereto, which information shall be updated promptly from time to time; (2) promptly and in any event within two (2) Business Days after the Servicer obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between the Servicer and any Person that could reasonably be expected to result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (3) promptly and in any event within two (2) Business Days after the Servicer obtains knowledge thereof, notice of a Material Adverse Effect.

(v) Change in Credit and Collection Policy. (1) At least five (5) Business Days before the date on which any non-material amendment or modification to the Credit and Collection Policy is to be made, the Servicer shall provide the Issuer, the Rating

Agency, the Noteholders and the Indenture Trustee with a copy of the Credit and Collection Policy, then in effect and indicating such change or amendment and (2) within five (5) Business Days of the date on which any material amendment or modification to the Credit and Collection Policy is made, the Servicer shall provide the Issuer, the Noteholders and the Indenture Trustee with a copy of the Credit and Collection Policy then in effect and indicating such change or amendment, provided, however, that no such material amendment or modification to the Credit and Collection Policy shall be effective without the prior written consent of the Noteholders. Section 6.3(c) hereof provides guidance as regards “material” changes for this purpose.

(vi) Change in Accountants or Accounting Policy. Promptly, the Servicer shall provide notice of any change in the accountants or material change in the accounting policy of the Servicer.

(vii) Other Information. Such other information (including non-financial information) as the Issuer or the Indenture Trustee may from time to time reasonably request with respect to the Servicer or the Originator, or any of their Subsidiaries, provided, however, that the request can be accommodated by the Servicer in accordance with commercially reasonable business practices.

(viii) Reports from Other Parties. Promptly and in any event within three (3) Business Days after receipt thereof, the Servicer shall provide copies of all financial statements delivered by the Depositor to the Servicer pursuant to the Transaction Documents.

(ix) Shareholders Statements and Reports. If the Servicer is CCG, and it has a class of securities registered under the Securities Exchange Act of 1934, as amended, then promptly upon the furnishing thereof to such securities holders of the Servicer, copies of all financial statements, reports and proxy statements so furnished.

(x) SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer (if the Servicer is CCG), or any of its Subsidiaries, filed with the Securities and Exchange Commission.

(b) Compliance with Laws, Etc. The Servicer shall comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except where failure to so comply would not have a Material Adverse Effect.

(c) Furnishing of Information and Inspection of Records.

(i) Prior to the occurrence of a Default or an Event of Default and once per calendar year at expense of the party requesting such audit or inspection, the Servicer shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer or the Indenture Trustee, permit the Issuer or its appointees (including without limitation the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pool Receivables or other Collateral and (B) visit the offices and properties of the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Collateral or the Servicer’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant of the Servicer having knowledge of such matters.

(ii) During a Default or an Event of Default, the Issuer and its assigns (including the Indenture Trustee on behalf of the Noteholders) may conduct an unlimited number of audits of the Servicer, as necessary, for any of the purposes set forth in (i) above, at the expense of the Issuer or the Servicer.

(iii) At the expense of the Servicer or the Issuer and twice per calendar year, the Servicer shall permit the Indenture Trustee or the Noteholders, or any designee thereof, during regular business hours, upon reasonable notice, to conduct an audit of the certificates of title for Pool Receivables relating to Equipment evidenced by a certificate of title.

(d) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and the related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of substantially all Collections of and adjustments to such Pool Receivables).

(e) Performance and Compliance with Contracts, Pool Receivables and Credit and Collection Policy. The Servicer shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and the Issuer; and the Servicer, as to itself, shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(f) Instructions to the Obligors. The Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or to post office boxes to which only Lock-Box Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the applicable Lock-Box Bank and deposited into a Lock-Box Account on a daily basis.

(g) Deposits to Collection Account. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections or Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables. The Servicer shall at all times direct the Intercreditor Master Agent, and provide written disbursement instructions to the Intercreditor Master Agent directing it, to disburse funds from the Lock-Box Account which is subject to the Intercreditor Agreement to the Collection Account in accordance with Section 4(f) of the Intercreditor Agreement.

(h) Taxes. The Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

(i) Insurance. The Servicer will cause the related Obligors to maintain a casualty Insurance Policy covering general liability insurance with financially sound and reputable insurance companies covering all Equipment owned or leased by such Obligor in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. To the extent the Intercreditor Agreement sets forth any insurance requirements on Equipment and other property of the Servicer, the Servicer shall at all times ensure that insurance policies are maintained in compliance with any such requirements set forth in the Intercreditor Agreement. The Servicer itself will maintain standard fidelity and errors and omissions policies in commercially reasonable amounts.

(j) Titles.

(i) Prior to the occurrence of a Calculation Event, a Servicer Default or an Event of Default, the Servicer shall hold the titles to Equipment evidenced by a certificate of title in trust for the benefit of the Indenture Trustee and the Noteholders.

(ii) At all times after the occurrence of a Calculation Event, a Servicer Default or an Event of Default, the Servicer shall deliver all titles to Equipment evidenced by a certificate of title to the Custodian.

(iii) Upon the occurrence of an event of default or a termination event in any other CCG debt financing facility, whether or not waived by the respective lender in such facility, the Issuer shall notify the Indenture Trustee of such default and, upon request by the Indenture Trustee or the Noteholders, the Servicer shall deliver all titles to Equipment evidenced by a certificate of title to the Custodian.

(k) Pool Receivable File. Not later than the Closing Date or any applicable Substitution Date, the Servicer shall cause to be delivered to the Custodian an accurate and complete Pool Receivable File for each related Pool Receivable.

(l) Servicer File. The Servicer shall at all times maintain a true and correct Servicer File with respect to each Pool Receivable, which shall be clearly marked with the Contract number previously assigned by the Servicer and furnished by the Servicer to the Custodian and the Back-Up Servicer which Contract number shall be used by the Servicer, the Custodian and the Back-Up Servicer to identify such Pool Receivable and the related Contract. Within one hundred twenty (120) days following the Closing Date or with five (5) Business Days following a Substitution Date, as applicable, the Servicer shall deliver to the Custodian a copy of the Servicer File for each Pool Receivable. Upon the occurrence of a Calculation Event, a Servicer Default or an Event of Default, the Servicer shall deliver the original Servicer File to the Custodian.

(m) Protection of Security Interest of the Issuer and the Indenture Trustee. The Servicer agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer or the Indenture Trustee may reasonably request in order to perfect or protect the Issuer’s title and Indenture Trustee’s security interest in the Pool Receivables or to enable the Issuer or the Indenture Trustee to exercise or enforce any of its respective rights under this Agreement and any other Transaction Document to which it is a party. Without limiting the foregoing, the Servicer shall, upon the request of the Issuer or the Indenture Trustee (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Issuer and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Collateral. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(n) Notice to Obligors. Upon an Event of Default, a Servicer Default or a Reallocation Event, to the extent the laws or regulations of a State require a lienholder to provide notice to an Obligor if the security interest in the related property has been assigned, the Servicer will provide the related Obligor with notice of the Indenture Trustee’s security interest in the Equipment.

SECTION 6.3 Negative Covenants of the Servicer. At all times from the date hereof to the Final Payment Date, unless the Issuer shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer and the Indenture Trustee as follows:

(a) No Sales, Liens, Etc. Except as otherwise provided herein, Servicer not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon, or file any financing statement with respect to: (i) any of the Collateral, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Related Security, or assign any right to receive income in respect thereof; provided that the Servicer may substitute Eligible Receivables in accordance with Section 3.3.

(b) No Extension or Amendment of Contracts. Except as otherwise permitted in Section 3.2, the Servicer shall not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c) No Material Change in Credit and Collection Policy Without Consent. The Servicer may not make or permit to be made any material change in the Credit and Collection Policy without the prior written consent of the Noteholders. For purposes hereof and for Section 6.2(a)(v), a change to the Credit and Collection Policy, is “material” if such change would, if made, impair the collectability of any Pool Receivable or otherwise have a Material Adverse Effect.

(d) Change in Payment Instructions to Obligors. The Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule 2 or make any change in any material respect in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or to the Collection Account and (ii) the Issuer, the Indenture Trustee and the Noteholders shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Noteholders shall have given prior written approval thereof.

(e) Change of Name, Etc. The Servicer shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Servicer delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Servicer as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Collateral. The Servicer will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 6.4 Indemnities by the Servicer. Without limiting any other rights which the Indenture Trustee, the Issuer, the Owner Trustee, the Noteholders, the Back-Up Servicer and the Custodian or any of their respective officers, directors, employees or agents (each, for purposes of this Section 6.4, the “Indemnified Parties”) may have hereunder, under the Indenture or under Applicable Law, the Servicer hereby agrees to indemnify (without recourse, except as otherwise specifically provided in this Agreement) the Indemnified Parties from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively being referred to as “Indemnified Amounts”) arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Servicer Report (to the extent provided by the Servicer) to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable, (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof whether or not resulting in a Servicer Default hereunder and (e) the failure by the Servicer to accept or perform the trusts and duties set forth herein and in the Transaction Documents; excluding, however, (a) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party and (b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Pool Receivable for credit reasons.

Indemnification under this Section 6.4 shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement,

as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.4 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 6.5 Breach of Representations; Non-Permitted Extension. If as of the end of any calendar month: (a) any Scheduled Payment of a Pool Receivable is reduced or such Pool Receivable is canceled, (b) any of the representations or warranties set forth in Article VI was or becomes untrue in any material respect with respect to a Pool Receivable, or (c) any Pool Receivable has been amended, modified, adjusted or extended other than pursuant to a Permitted Servicer Adjustment, the Servicer shall pay to the Indenture Trustee on behalf of the Issuer by no later than the next Payment Date in immediately available funds an amount equal to the Repurchase Price of such Pool Receivable and such amount shall be promptly deposited into the Collection Account and applied by the Indenture Trustee as a Collection in accordance with Section 4.5(a) of the Indenture.

SECTION 6.6 Merger or Consolidation of, or Assumption of the Obligations of, Servicer

The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder for which such Person shall act as Servicer; (ii) if the Servicer is an Affiliated Entity, the surviving entity of such merger or conveyance or transfer of property and assets is a consolidated subsidiary of CCG; and (iii) the Servicer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Indenture Trustee stating that such consolidation, merger, conveyance or transfer complies with this Section 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) the Rating Agency shall have received prior notice from the Servicer of the proposed consolidation or merger or conveyance or transfer, as the case may be, and shall not have indicated to the Issuer, the Servicer or the Indenture Trustee, that such action would result in a reduction or withdrawal of the rating of the Notes; and

(c) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Pool Receivables for which the Servicer shall act in such capacity, except to the extent the failure to have any such license does not have, and could not reasonably be expected to have, a Material Adverse Effect.

ARTICLE VII

SERVICER DEFAULTS

SECTION 7.1 Servicer Default. The occurrence of any one or more of the following events shall constitute a “Servicer Default”:

(a) failure to make any payment, transfer or deposit on or before the date occurring three (3) Business Days after the date of such payment, transfer, deposit, instruction, or notice is required to be made or given pursuant to this Agreement or the Indenture and notice has been given to an officer of the Servicer in writing;

(b) an Event of Bankruptcy occurs with respect to the Servicer;

(c) failure to deliver the Servicer Report by the close of business on the related Payment Date;

(d) the occurrence of an Event of Default;

(e) any attempt to transfer servicing except as permitted hereunder;

(f) the occurrence and continuance of an event or condition which 100% of the Noteholders conclude materially and adversely affects the Servicer’s ability to collect the Pool Receivables or perform its other duties and obligations hereunder;

(g) the Servicer’s Tangible Net Worth is less than $35 million;

(h) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered under this Agreement shall prove to have been incorrect when made, has a material adverse effect on the Noteholders and continues to be incorrect in any material respect for a period of thirty (30) days after the first to occur of (i) the date on which written notice of such incorrectness shall have been given to the Servicer (ii) the date on which the Servicer becomes aware of the incorrectness; and

(i) failure to observe or perform in any material respect any other covenant or agreement of the Servicer pursuant to this Agreement which materially and adversely affects the rights of the Noteholders and continues unremedied for a period of thirty (30) days after the earlier of (i) the date the Servicer or Issuer receives notification in writing of such failure or (ii) the Servicer learns of such failure.

The Servicer will notify the Depositor, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer and the Rating Agency of any Servicer Default under this Section 7.1 or any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under this Section 7.1, no later than five (5) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of such event.

SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or the Back-Up Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder and to the Depositor (who shall promptly deliver such notice to the Rating Agency).

SECTION 7.3 Waiver of Servicer Defaults. The Noteholders of a majority of the Class A Note Balance or, if no Notes are Outstanding, the Owner Trustee, at the direction of the Certificateholder, may waive any Servicer Default and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Bank Accounts in accordance with this Agreement that resulted in an Event of Default in the payment of principal or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) under the Indenture. Upon any such waiver of a Servicer Default, such Servicer Default will cease to exist and will be deemed to have been remedied for every purpose under this Agreement. No such waiver will extend to any subsequent or other event or impair any right resulting from such waiver. The Issuer will promptly notify the Rating Agency of any such waiver.

SECTION 7.4 Effect of a Servicer Default Upon the occurrence of a Servicer Default, the Indenture Trustee may, and upon the written direction of the Noteholders shall, designate as Servicer any Person (including the Back-Up Servicer) to succeed CCG or any successor (the “Successor Servicer”), on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof, provided, however, that if a Servicer Default occurs as a result of an Event of Bankruptcy with respect to the Servicer, the Back-Up Servicer shall become the Successor Servicer without any action by the Indenture Trustee or the Noteholders. Upon such agreement by the Successor Servicer, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. As compensation, any Successor Servicer (including, without limitation, the Back-Up Servicer) so appointed shall be entitled to receive the Servicing Fee and any reasonable out-of-pocket expenses, together with any other servicing compensation in the form of assumption fees or otherwise as provided herein, including, without limitation, the reasonable costs (including reasonable attorneys’ fees) of the Successor Servicer incurred in connection with the transferring of servicing obligations under this Agreement.

(b) Upon the designation of a Successor Servicer as set forth above, CCG agrees that it will terminate its activities as Servicer hereunder in a manner which the Indenture Trustee determines will facilitate the transition of the performance of such activities to the Successor Servicer, and CCG shall cooperate with and assist such Successor Servicer. Such cooperation shall include access to and transfer of records and use by the Successor Servicer of all records, licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) The Servicer hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) for a six (6) month period of time following the termination of the Servicer as the data-processing agent of the Servicer and, in such capacity, the Originator shall conduct the data-processing functions of the administration of the Pool Receivables and the Collections thereon in substantially the same way that the Originator conducted such data-processing functions while it acted as the Servicer at the Originator’s expense.

(d) Any Successor Servicer hereunder may, to the extent agreed by the Indenture Trustee, use credit and collection policies and procedures other than the Credit and Collection Policy in servicing the Pool Receivables.

(e) The Back-Up Servicer hereby accepts any appointment of it as Successor Servicer that the Indenture Trustee (at the written direction of the Noteholders) may make from time to time pursuant to Section 7.4 and agrees to assume all duties and obligations of the Servicer hereunder. Upon the Back-Up Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to Section 7.4 the Back-Up Servicer will promptly begin the transition to its role as Servicer. If the Back-Up Servicer has become the Servicer hereunder, it shall not resign as servicer until a Successor Servicer has been appointed and accepted such appointment. Notwithstanding anything contained herein to the contrary, PFSC, as Successor Servicer, shall have no (i) substitution obligations under Section 3.3, (ii) repurchase rights or obligations under Sections 3.4 and 6.5, (iii) servicer advance rights or obligations under Section 3.6, (iv) responsibilities for the representations and warranties of any prior servicer, (v) indemnity obligations of any prior servicer, (vi) financial reporting obligations specific to the Servicer under Section 6.2, (vii) financial covenant obligations under Section 7.1 and (viii) obligation to bring suits in its own name in its capacity as Successor Servicer. In addition, PFSC, as Successor Servicer, shall not be responsible for the costs of audits or inspections as a result of a Default or Event of Default under Section 6.2(c) unless PFSC is reimbursed for such costs pursuant to Section 4.5(a) of the Indenture.

ARTICLE VIII

THE BACK-UP SERVICER

SECTION 8.1 Representations of Back-Up Servicer. The Back-Up Servicer makes the following representations and warranties:

(a) The Back-Up Servicer has been duly organized and is validly existing as a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

(b) The Back-Up Servicer has the power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to carry out its respective terms, and the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party shall have been duly authorized by the Back-Up Servicer by all necessary corporate action.

(c) This Agreement and any other Transaction Document to which it is a party constitutes a legal, valid, and binding obligation of the Back-Up Servicer enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(d) The entering into of this Agreement and the other Transaction Documents to which it is a party and the performance by the Back-Up Servicer of its obligations under such agreements and the consummation of the transactions herein and therein contemplated will not (i) conflict with the organizational documents of the Back-Up Servicer or result in a breach of any of the terms or provisions of, conflict with or constitute a default under, any agreement, mortgage, deed of trust or other such instrument to which the Back-Up Servicer is a party or by which it is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Back-Up Servicer pursuant to the terms of any material agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) result in any violation of any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties.

(e) There are no proceedings or investigations pending or, to the Back-Up Servicer’s best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-Up Servicer or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-Up Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Documents to which it is a party.

(f) The Back-Up Servicer has and shall preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary or desirable to enable it to perform its duties as Back-Up Servicer and Successor Servicer under this Agreement or under any of the other Transaction Documents to which it is a party, except where the failure to so qualify would not have a Material Adverse Effect.

(g) The Back-Up Servicer has operated its business in accordance with all Applicable Laws and regulations and it is not in violation of any such laws or regulations other than such violations which singly or in the aggregate do not, and, with the passage of time will not, have a material adverse affect on its business or assets, or its ability to perform its obligations under this Agreement.

(h) The Back-Up Servicer shall be provided by the Servicer the information it reasonably requires to perform its duties set forth in Section 8.4 and the Back-Up Servicer acknowledges that it has the systems in place capable of providing and storing such information.

SECTION 8.2 Merger or Consolidation of, or Assumption of the Obligations of, Back-Up Servicer. Any Person (a) into which the Back-Up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-Up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-Up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-Up Servicer hereunder, shall be the successor to the Back-Up Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

SECTION 8.3 Back-Up Servicer Resignation and Removal.

(a) The Back-Up Servicer shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (a) as required in Section 8.2, (b) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the Back-Up Servicer shall be evidenced by an opinion of Independent Counsel to such effect delivered to the Indenture Trustee), or (c) with the prior written consent of the Indenture Trustee (at the written direction of the Noteholder), but only if, in any such case, a replacement Back-Up Servicer is found that (i) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (ii) will provide back-up servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents.

(b) The Servicer may, with the prior written consent of the Indenture Trustee (at the written direction of the Noteholders, which consent and direction shall not be unreasonably withheld), terminate the Back-Up Servicer for cause; provided, however, that concurrent with such termination, the Servicer shall replace PFSC with a back-up servicer approved by the Noteholders (which approval shall not be unreasonably withheld).

(c) Upon the Back-Up Servicer’s resignation or termination pursuant to Section 8.2 or this Section 8.3, notice thereof shall be provided to the Indenture Trustee, the Noteholder and the Rating Agency, and the Back-Up Servicer shall comply with the provisions of this Agreement and the other Transaction Documents to which it is a party until the acceptance of a successor Back-Up Servicer acceptable to the Noteholders.

SECTION 8.4 Obligations of Back-Up Servicer.

(a) The Back-Up Servicer shall serve in a reserve capacity to the Servicer, and shall be willing to assume the duties of the Servicer on direction from the Indenture Trustee. In its capacity as Back-Up Servicer, the Back-Up Servicer shall perform the following duties:

(A) on a monthly basis, receive the Servicer’s month-end portfolio file extracted from the Servicers’ servicing system in a mutually agreed upon format containing the Pool Receivables sold to the Issuer;

(B) on a monthly basis, receive from the Servicer the Servicer Report which includes information for the Pool Receivables purchased by the Issuer; and

(C) on a monthly basis, the Back-Up Servicer shall load the Servicer’s month-end portfolio file onto the Back-Up Servicer’s data warehouse system.

(b) Other than as specifically set forth elsewhere in this Agreement or in any other Transaction Document, the Back-Up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

(c) The Back-Up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-Up Servicer’s obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 7.3.

SECTION 8.5 Back-Up Servicer Compensation. As compensation for the performance of its obligations as Back-Up Servicer under this Agreement and the other Transaction Documents to which it is a party, the Back-Up Servicer shall be entitled to receive the Back-Up Servicer Fee.

SECTION 8.6 Duties and Responsibilities.

(a) The Back-Up Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Back-Up Servicer.

(b) In the absence of bad faith or negligence on its part, the Back-Up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Back-Up Servicer and conforming to the requirements of this Agreement and the other Transaction Documents to which it is a party; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Back-Up Servicer, the Back-Up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and the other Transaction Documents to which it is a party. Neither the Back-Up Servicer nor any of its officers, employees or agents shall be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in accordance with customary industry standards for servicing leases and loans of the type which comprise the Pool Receivables, or for mistakes or errors in judgment; provided, however, that (i) this provision shall not protect the Back-Up Servicer from liability to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities, or damages incurred by such party by reason of willful misconduct or gross negligence of the Back-Up Servicer in the performance of its duties and obligations hereunder, and (ii) in the event that the Back-Up Servicer becomes the successor Servicer hereunder, the Back-Up Servicer’s duties and responsibilities as Servicer will be as set forth elsewhere in this Agreement and it will no longer be subject to the terms of this Section 8.6. Subject to the preceding sentence, in no event will the Back-Up Servicer be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities or damages incurred by such party arising out of or relating to the acts or omissions of the Back-Up Servicer in reliance in good faith on any document which is prepared or furnished to it by Servicer or by such other party. No damages shall be assessed or charged against the Back-Up Servicer when any delay or breach on its part is caused by the failure of the Servicer, the Issuer, the Indenture Trustee or the Noteholders to furnish input or information required of such party, the failure of any utility or communications company to furnish services or for any other reasons beyond the control of the Back-Up Servicer. Under no circumstances in its capacity under any Transaction Document shall PFSC be responsible to any party for reimbursement of any consequential, special or indirect damages, lost profits, lost investments or business opportunity, interest, damages to reputation, punitive damages, exemplary damages, treble damages, nominal damages or operating losses.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Back-Up Servicer shall only be required to perform its obligations in the time and manner set forth in this Agreement if, and to the extent, any information which is required to be delivered to the Back-Up Servicer or any information on which the Back-Up Servicer is authorized to rely on, is delivered to the Back-Up Servicer in accordance with provisions of this Agreement or is provided to the Back-Up Servicer in a format that is reasonably acceptable to the Back-Up Servicer, as applicable; provided, however, that nothing in this paragraph shall be construed to relieve the Back-Up Servicer of its obligations under this Agreement if the failure to appropriately deliver or provide any such information to the Back-Up Servicer is remedied or is otherwise reasonably available to the Back-Up Servicer without undue cost or time.

(d) The terms of this Section 8.6 shall survive the termination of the Back-Up Servicer’s obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Term of Agreement. This Agreement shall terminate on the Final Payment Date or the date on which the Notes are redeemed pursuant to Section 3.12 of the Indenture; provided, however, that (a) the rights and remedies of the Issuer or the Indenture Trustee, with respect to any representation and warranty made or deemed to be made by the Servicer pursuant to this Agreement, and (b) the indemnification provisions of Sections 5.6 and 6.4, shall be continuing and shall survive any termination of this Agreement.

SECTION 9.2 Amendments.

(a) Subject to Section 9.2(f), this Agreement may be amended in writing by the parties hereto, with ten (10) Business Days’ prior written notice by the Issuer to the Noteholders (and the consent of the Owner Trustee to the extent that its respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned), and with satisfaction of Rating Agency Confirmation, but without the consent of any of the Noteholders subject to the following conditions:

(i) the Servicer or the Issuer delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder, and

(ii) the Servicer or the Issuer delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

(b) Subject to Section 9.1(f), this Agreement also may be amended by the Depositor, with ten Business Days’ prior notice by the Issuer to the Rating Agency and with the consent of (i) the Owner Trustee, to the extent that its rights and obligations will be materially and adversely affected by such amendment (which consent may not be unreasonably withheld, delayed or conditioned), and (ii) the Noteholders of a majority of the Class A Note Balance.

(c) Notwithstanding anything else stated in Section 9.2(a) or (b), no such amendment: may (i) (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, Collections or distributions that are required to be made for the benefit of the Noteholders, (B) change the percentage of the Original Pool Balance at which the Servicer may exercise its option to purchase the Collateral pursuant to Section 3.4, or (C) reduce the percentage of the Class A Note Balance required to consent to any such amendment, without the written consent of all affected Noteholders, or (ii) change the Required Reserve Amount without receipt of the written consent of all affected Noteholders.

(d) Promptly upon the execution of any amendment in accordance with this Section 9.2, the Issuer will send a copy of such amendment to the Indenture Trustee and the Rating Agency, and the Indenture Trustee will notify each Noteholder of the substance of such amendment.

(e) If the consent of the Owner Trustee or the Noteholders is required, they do not need to approve the particular form of any proposed amendment so long as their consent approves the substance of the proposed amendment.

(f) Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee will be entitled to request, receive and rely upon an Opinion of Counsel delivered by the Depositor stating that the execution of such amendment is authorized or permitted by this Agreement.

SECTION 9.3 Notices; Payment Information.

Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 4 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Schedule 4 and confirmation is received, (b) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in Schedule 4.

SECTION 9.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER

THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE ISSUER, THE DEPOSITOR AND THE BACK-UP SERVICER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 9.4 SHALL AFFECT THE RIGHT OF THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 9.5 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 9.6 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 9.7 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or other electronic transmission (i.e., “pdf” or “tif”) of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 9.8 Successors and Assigns; Binding Effect.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Issuer nor the Servicer may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Indenture Trustee. Except as provided in clauses (b), (e), or (h) below, no provision of this Agreement shall in any manner restrict the ability of any Noteholder to assign, participate, grant security interests in, or otherwise transfer its interest in the Notes.

SECTION 9.9 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee, the Back-up Servicer or the Depositor shall, prior to the date which is two years and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee, the Back-up Servicer or the Depositor shall, prior to the date that is two years and one day after the termination of this Agreement with respect to the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 9.10 Limitation of Liability of Owner Trustee and Indenture Trustee

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall U.S. Bank National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CCG RECEIVABLES IV, LLC,
as Depositor

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Chief Financial Officer and Treasurer

CCG RECEIVABLES TRUST 2012-1 as Issuer
By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee of CCG RECEIVABLES TRUST 2012-1

By:	/s/ Jennifer A. Luce

Name:	Jennifer A. Luce
Title:	Assistant Vice President

COMMERCIAL CREDIT GROUP INC., as Servicer and as Originator

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Vice President and Treasurer

PORTFOLIO FINANCIAL SERVICING COMPANY, as Back-Up Servicer

By:	/s/ John Enyart

Name:	John Enyart
Title:	President

[Signature Page to Sale and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Toby Robillard

	Name:	Toby Robillard
	Title:	Vice President

[Signature Page to Sale and Servicing Agreement]

SCHEDULE 1

Schedule of Pool Receivables

Customer #	Contract #	NBV ($)
1503	101041201	255,802.14
1658	101061201	61,670.13
1150	101071101	18,066.27
1578	101091201	87,547.31
1660	101091202	117,508.03
705	101131201	69,384.45
669	101191201	55,402.26
1307	101201101	214,902.47
916	101231201	102,989.10
770	101241201	322,793.78
1292	101241202	649,584.64
282	101280901	34,520.22
1678	101301201	44,568.52
1681	101311202	268,871.85
1247	101311203	381,611.29
1288	102071101	2,504,455.83
1257	103021101	19,648.58
616	103041101	338,950.58
913	103060901	239,700.06
916	103060902	15,468.04
554	103090903	213,463.36
1315	103151101	76,730.01
1315	103231102	76,566.81
1371	103301103	547,100.19
1257	103311101	19,540.86
204	104040701	120,078.62
930	104080901	30,913.93
342	104121101	76,566.69
1119	104131102	273,480.48
703	104160803	39,746.93
703	104160804	42,663.60
324	104261102	50,969.91
1394	104261105	126,422.22
720	104290801	70,265.45
722	104300801	29,625.73
1407	105041101	70,577.84
705	105111101	21,948.87
537	105131101	66,215.83
1394	105161103	41,345.59
1417	105171101	97,405.25
1419	105201101	151,135.30
1143	105311101	43,139.89
363	106050802	99,335.76
374	106110901	116,892.78
191	107251102	191,812.68

Customer #	Contract #	NBV ($)
1140	107271002	93,860.72
375	107301002	247,008.39
1268	108021101	53,879.06
1499	108021102	76,072.44
1503	108041101	435,141.43
722	108051101	306,384.90
363	108110901	60,224.58
1508	108151102	418,507.32
1140	108171001	197,448.55
1503	108171101	119,820.64
1481	108171102	84,407.05
1150	108171103	45,341.04
558	108190901	31,631.59
1307	108191101	243,230.62
1488	108261101	943,904.84
363	108290801	138,341.27
671	108290804	119,316.04
1517	108291101	79,775.32
422	108301101	529,117.94
1257	109011101	98,866.06
930	109081001	91,419.74
1316	109141101	124,790.47
1546	109231101	368,421.54
1548	109261101	162,736.13
1556	109291101	229,564.97
722	109291102	175,198.52
1463	109291103	39,039.29
589	109301101	140,057.92
1560	109301102	154,530.07
1246	110041101	31,185.75
1575	110191101	35,163.19
1024	110191103	88,530.89
1578	110241101	74,788.03
1316	110241102	38,106.72
1583	110251101	37,330.80
1483	110261101	170,174.90
1583	111011101	120,120.06
1510	111011102	118,497.84
1595	111011103	439,831.19
14	111041101	739,894.64
916	111101001	239,429.27
191	111141101	192,396.34
1614	111221101	146,702.59
1607	111231102	60,123.86
629	111300702	303,223.94
1613	111301101	75,937.92
1620	112021101	570,153.39
1618	112061101	31,589.91
1488	112091101	372,153.74

Customer #	Contract #	NBV ($)
572	112100801	96,236.84
615	112150901	20,743.22
1467	112151101	369,972.57
1620	112161101	567,922.02
204	112190503	49,377.06
1645	112281101	806,960.13
1645	112281102	863,131.57
16	112281104	226,821.09
615	112281107	613,413.00
554	112310902	442,441.59
598	201091201	178,517.51
1387	201111201	286,258.22
218	201121201	90,901.28
521	201141102	27,227.06
1531	201171202	143,554.21
1497	201171204	371,388.50
1662	201181201	83,916.11
1376	201191201	369,052.94
1670	201201201	80,688.39
1250	201231201	501,683.18
74342	201241201	87,248.30
1665	201261201	339,477.43
1346	201261202	28,301.35
521	201261203	93,018.54
160	201301202	70,104.10
1063	201301204	709,694.73
1063	201301205	501,375.68
807	201311103	153,705.21
1340	201311201	49,959.61
349	201311202	114,692.50
1350	201311203	221,122.68
661	202120803	17,003.36
1336	202161101	18,980.11
128	202180901	131,228.05
797	202190901	59,628.41
1343	202251101	136,248.54
1124	202281102	128,697.70
911	203050901	25,960.07
366	203070801	38,952.71
97	203151002	410,620.82
1016	203161101	126,591.77
409	203190901	107,490.30
924	203260902	340,551.55
366	203280802	44,947.27
71	203311101	213,311.23
862	204010901	58,513.09
928	204020901	19,977.73
929	204060901	108,529.20
1333	204061101	32,492.69

Customer #	Contract #	NBV ($)
598	204111101	164,324.18
1386	204121102	92,536.81
1387	204131102	195,803.99
1126	204191102	15,643.37
1390	204201101	29,624.21
942	204240901	33,512.29
1392	204251101	46,058.01
1395	204251102	113,510.13
1341	204261101	56,178.93
947	204280901	35,597.45
445	204281001	458,671.35
252	204281101	54,340.92
80	204281103	738,135.32
1403	204291101	68,605.89
521	204291103	54,015.37
366	205060803	73,827.56
693	205140801	198,022.82
1418	205191101	380,865.22
1392	205241101	79,308.41
1428	205261101	31,840.57
807	205271001	50,606.70
1395	205271102	109,980.46
287	205271103	156,701.33
89	205281002	743,855.16
712	205290801	78,405.42
929	205290905	37,615.61
807	206041001	54,233.84
972	206230902	170,483.72
128	206230904	11,039.02
585	206240801	35,696.03
725	207010903	54,423.50
787	207210801	48,101.20
1435	207221101	404,543.88
71	207280801	103,894.17
1501	208031101	204,519.48
97	208060901	240,440.08
1455	208101102	83,052.22
807	208110802	8,935.22
1395	208111101	56,927.44
807	208131001	132,715.98
807	208131003	132,715.98
1491	208171101	384,287.39
719	208191101	112,897.96
495	208200801	160,532.28
748	208210801	20,682.83
712	208250802	88,361.47
1516	208291101	113,564.80
1240	208291102	508,289.70
1492	208301103	115,298.20

Customer #	Contract #	NBV ($)
369	208301104	930,211.78
1424	208311101	340,503.93
1531	208311103	82,870.14
807	209011001	61,351.27
347	209020901	78,590.65
807	209020902	147,366.16
1533	209071101	68,782.66
1193	209091001	38,870.96
1534	209091101	220,136.53
712	209110801	88,073.30
499	209131101	131,122.63
1538	209161103	300,575.28
978	209180901	113,782.05
1165	209211101	377,494.87
1301	209221101	143,207.96
1205	209231001	65,839.15
1551	209231101	470,808.57
1544	209231102	179,377.51
1395	209231103	48,485.35
1387	209261102	130,222.23
1555	209281101	21,831.96
693	209281102	291,040.76
69	209301103	330,797.85
51	209301105	148,059.21
982	209301106	443,624.63
836	210010801	37,926.21
896	210061101	279,705.10
1386	210071102	93,519.19
533	210080805	62,660.55
71	210090901	135,197.02
1566	210111103	28,876.79
646	210181102	169,220.18
1576	210201101	140,882.26
738	210201102	410,664.16
725	210211101	21,943.25
1387	210211103	252,179.10
813	210230901	64,869.85
1594	210241101	69,439.83
366	210250702	28,284.20
1448	210251102	380,415.12
1587	210261102	240,717.27
71	210270901	121,467.71
598	210300701	628,063.47
1590	210311102	73,391.12
1593	210311105	324,563.22
880	211050901	76,763.98
851	211081101	28,183.23
187	211120801	38,907.17
1598	211141101	402,716.00

Customer #	Contract #	NBV ($)
424	211160901	44,696.20
854	211161101	370,056.02
862	211170801	89,536.51
883	211211102	158,490.05
581	211221101	160,560.03
1605	211221103	50,350.42
1606	211221104	104,606.26
585	211240901	138,399.44
1474	211291101	49,721.85
967	211291102	292,139.27
860	211291103	665,692.20
1611	211301101	53,270.62
445	211301104	594,709.83
1029	212010901	122,934.95
1189	212021001	339,381.94
1341	212061101	27,160.36
1619	212061103	354,970.14
1283	212151001	382,476.96
1124	212191102	188,584.83
13	212200701	23,009.43
1491	212201101	87,735.66
1636	212201104	319,505.06
1031	212211101	388,696.91
187	212211103	921,029.34
1611	212211104	24,559.29
1367	212221101	323,265.62
1240	212271001	182,733.21
21	212301104	1,077,889.51
21	212301105	1,040,984.60
878	212301106	182,918.88
849	212310801	58,057.98
795	301060902	29,748.62
1659	301091201	134,610.92
1048	301151001	15,443.24
744	301171201	388,039.93
1253	301201101	28,018.12
1461	301201201	197,696.98
1543	301231201	122,383.37
1253	301231202	25,259.54
960	301241201	146,628.34
1009	301241202	220,005.01
1310	301251201	690,299.35
1313	301261102	55,084.73
1125	301261103	14,463.32
1312	301261104	65,176.15
1323	301261106	532,537.18
1265	301261202	947,166.89
1666	301261203	105,642.06
1310	301271101	191,982.40

Customer #	Contract #	NBV ($)
1321	301271103	75,255.55
1668	301271201	355,537.99
1667	301271202	20,030.63
895	301280901	61,138.92
523	301281001	584,856.33
1055	301281004	244,055.28
900	301300902	208,926.01
1671	301301201	637,836.66
954	301301202	202,843.82
1260	301301204	28,085.84
1673	301301205	121,224.28
1668	301301207	354,560.54
132	301311101	759,720.97
1675	301311201	440,548.85
1372	301311203	561,440.34
523	302011001	402,699.33
689	302241003	70,442.82
421	302270901	104,203.03
995	303031102	214,813.90
1258	303101101	170,297.28
951	303121001	162,815.89
709	303121002	231,536.19
709	303121003	151,862.04
700	303160901	46,113.10
867	303180909	7,076.00
1074	303181101	20,961.67
221	303200903	329,682.99
700	303230902	21,504.85
1363	303231101	131,689.13
43	303251101	19,084.13
1342	303281101	94,577.41
1368	303281103	85,398.32
907	303301104	405,704.20
1075	303311005	197,410.45
1374	303311102	342,386.12
24	304020901	31,501.61
1145	304051101	69,432.11
1069	304051102	154,691.93
700	304061101	26,530.30
1260	304061102	30,123.22
960	304081101	48,684.37
1383	304111103	29,757.27
899	304141101	323,483.21
1388	304151101	233,331.73
1278	304151103	104,480.36
1382	304201102	41,264.41
795	304231006	73,379.37
944	304240903	105,138.03
960	304251101	87,920.93

Customer #	Contract #	NBV ($)
65	304261102	36,699.53
1258	304261103	35,034.07
1132	304271101	147,906.51
1100	304291101	59,580.43
1405	304291103	98,521.42
744	304291104	218,065.82
743	304291106	94,784.74
918	305031101	125,938.98
670	305090803	299,844.75
1118	305121101	377,421.93
1274	305131101	45,875.29
1416	305171102	17,345.76
954	305180901	45,481.46
173	305231101	280,203.17
1421	305231104	33,147.29
167	305251101	110,825.60
960	305260902	55,678.05
1003	305261101	510,786.38
907	305261103	331,033.28
1253	305271101	18,856.58
962	305290901	63,683.92
1162	306011101	133,837.56
944	306040901	44,822.02
1118	306171001	1,047,403.21
795	306180901	147,426.81
769	306200801	35,853.53
1055	306251001	25,663.67
564	306270803	337,611.30
701	307110801	37,612.68
786	307180803	1,184,901.41
960	307200901	28,547.19
736	307220801	33,961.16
795	307240803	87,460.34
830	307291001	51,637.59
1041	307291004	279,099.08
988	308030902	19,934.10
795	308031102	311,723.39
1313	308041101	51,087.36
1460	308041102	382,116.79
1460	308041103	192,416.20
202	308061001	42,083.99
65	308081101	236,850.40
1504	308091101	227,287.52
992	308100902	47,965.24
701	308120802	39,603.89
202	308131002	40,825.98
961	308151101	445,461.37
1207	308161102	129,124.16
961	308170901	50,959.60

Customer #	Contract #	NBV ($)
564	308181101	268,652.57
700	308191101	58,094.28
766	308220801	90,917.63
743	308221103	84,671.70
1172	308231002	654,752.08
379	308241101	1,010,148.33
700	308241102	226,139.30
1515	308261101	90,835.00
670	308270803	418,414.36
701	308290801	168,181.99
1522	308291101	499,380.69
1524	308301103	220,086.01
700	308310902	46,089.86
1526	308311101	378,591.13
1527	308311102	218,612.26
1128	308311103	559,150.12
213	308311104	550,683.90
1530	308311105	169,520.29
1003	309040901	57,001.51
1368	309081101	65,634.45
1194	309101003	34,755.27
1535	309121101	34,674.13
1530	309141101	253,467.39
1514	309141102	42,076.57
1536	309151101	108,822.37
1539	309161101	392,217.99
1540	309161102	273,115.13
992	309180902	31,735.42
1541	309191101	40,651.19
260	309201001	45,035.43
746	309201101	527,432.89
1003	309221002	80,873.58
1543	309231101	157,254.82
700	309231102	47,444.90
1553	309271101	82,639.80
689	309280902	145,565.88
1009	309280903	34,092.04
1207	309281001	30,948.30
1554	309281103	474,917.22
1554	309281104	474,917.21
827	309291003	42,946.98
1557	309291102	554,388.90
1557	309291103	482,342.33
1527	309291105	227,035.25
744	309300802	42,914.98
1178	309301101	288,615.76
564	309301102	285,328.17
1562	309301104	54,222.84
744	310061101	374,672.96

Customer #	Contract #	NBV ($)
1003	310070901	38,132.25
1564	310071102	63,022.79
1014	310090901	139,720.72
167	310130501	23,007.32
1567	310131101	47,302.67
1178	310131102	284,122.07
1570	310141101	33,925.17
1570	310141102	33,925.17
1570	310141103	33,925.17
1570	310141104	33,925.17
1570	310141105	33,925.17
744	310141106	248,728.77
744	310141107	248,728.77
856	310170802	44,321.64
1571	310171101	291,480.42
1574	310181102	31,268.83
1388	310181103	634,261.43
1231	310211001	251,024.68
1148	310211103	326,114.01
1148	310211104	324,835.87
1540	310211105	51,264.88
1363	310211106	124,615.69
1581	310241102	101,973.91
700	310241103	150,081.60
1579	310241105	130,767.46
1383	310251101	314,399.38
1582	310251102	69,403.81
400	310251103	66,393.28
564	310261101	283,271.98
827	310270801	70,659.24
1451	310271101	263,291.04
1526	310271102	98,299.14
1017	310280901	126,124.30
786	310310803	738,972.17
1592	310311101	429,104.39
1589	310311103	292,536.68
1589	310311104	292,536.68
1423	311041101	77,195.88
888	311060901	9,448.14
1574	311071101	11,790.41
1363	311091101	107,369.67
867	311130801	9,524.36
1259	311221001	20,815.87
1172	311231003	31,839.14
935	311240903	413,364.29
689	311260805	135,683.46
876	311260806	279,980.10
600	311280701	12,612.66
1373	311281103	142,907.48

Customer #	Contract #	NBV ($)
1363	311281104	128,832.60
1156	311281106	26,934.07
736	311291101	117,130.83
700	311291103	666,450.58
1320	311301101	49,062.01
182	311301102	27,868.78
1052	311301105	215,847.82
1052	311301106	240,486.71
1052	311301107	272,259.47
1052	311301108	82,660.13
1003	312030901	90,623.09
882	312090803	456,767.66
1624	312131101	64,872.90
1032	312140901	144,850.83
1382	312151107	321,107.22
795	312180903	85,919.17
1451	312211102	264,990.60
760	312221102	321,045.84
760	312221103	466,660.68
1320	312271101	293,799.66
1321	312271102	74,575.68
1321	312271103	154,248.93
1641	312271104	62,394.51
1446	312271105	118,409.62
1171	312271106	284,124.50
1646	312291101	355,478.26
992	312300904	93,541.92
1498	312301101	371,408.20
1498	312301102	274,808.31
1498	312301103	409,864.72
1653	312301104	504,981.69
1657	401061201	39,308.15
1661	401171201	461,032.34
1661	401171202	691,069.64
1677	401271201	202,529.70
1669	401271202	713,249.12
1669	401271203	181,788.12
1674	401301201	721,595.82
1384	404121101	60,162.78
1406	404291101	83,514.60
1409	405091101	267,752.77
1420	405201101	76,570.64
1433	407221101	566,237.88
1419	408081101	39,472.50
1433	408291101	210,171.06
1133	409021001	106,730.08
1545	409231101	58,883.25
1550	409271101	288,407.67
1197	409291101	205,146.05

Customer #	Contract #	NBV ($)
1561	409301103	1,591,800.69
1338	410171101	75,993.31
1487	410261101	389,932.08
1563	410281102	907,010.50
1563	410281103	914,278.53
1478	411081101	179,985.26
1600	411171102	34,222.26
1612	411301101	1,050,316.72
1419	412191101	90,974.53

SCHEDULE 2

List of Lock-Box Banks and Lock-Box Account

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288.

Commercial Credit Group Inc.,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables Trust 2012-1,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC,

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

SCHEDULE 3

Location of Certain Offices and Records

Commercial Credit Group Inc.

2056 Westings Avenue, Suite 280

Naperville, IL 60563

Commercial Credit Group Inc.,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables Trust 2012-1,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC,

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

SCHEDULE 4

Notice and Payment Information

1.	Notice Information:

Commercial Credit Group Inc.,

as Originator and Servicer

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC,

as Depositor

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

CCG Receivables Trust 2012-1,

as Issuer

c/o Wilmington Trust, National Association,

as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

With a copy to:

Commercial Credit Group Inc.,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

DBRS, Inc.

Attn: Surveillance

e-mail address: abs_surveillance@dbrs.com

140 Broadway

New York, New York 10005

Main Line: 212-806-3223

Portfolio Financial Servicing Company,

as Back-Up Servicer

2121 SW Broadway, Suite 200

Portland, OR 97201

Attention: President

Telecopier No.: 503-274-0439

Telephone No.: 503-721-3234

New York Life Insurance Company

c/o New York Life Investment Management

LLC

51 Madison Avenue

New York, New York 10010

New York Life Insurance and Annuity

Corporation

c/o New York Life Investment Management

LLC

51 Madison Avenue

New York, New York 10010

Jackson National Life Insurance Company

Jackson National Life Insurance Company

of New York

c/o PPM America Inc.

750 Lexington Avenue

10th Floor

New York, NY 10022

Genworth Life Insurance Company

3001 Summer Street

Stamford, CT 06905

Ensign Peak Advisors Inc.

50 East North Temple, 15th Floor

Salt Lake City, UT 84150

U.S. Bank National Association,

as Indenture Trustee

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attn: Structured Finance/CCG Receivables

Trust 2012-1

2.	Payment Information - Wiring Instructions for Class A Principal Amount:

(a)	New York Life Insurance Company

JPMorgan Chase Bank

New York, New York 10019

ABA No. 021-000-021

Credit: New York Life Insurance Company

General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention:	Securities Operations
Private Group
2nd Floor
Fax #: 908-840-3385

(b)	New York Life Insurance and Annuity Corporation

JPMorgan Chase Bank

New York, New York

ABA No. 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010-1603

Attention:	Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

(c)	Genworth Life Insurance Company

The Bank of New York

ABA No. 021000018

Account No. IOC566

Swift Code: IRVTUS3N

Acct. Name: Private Placement Income Collection Account

Attn: PP P&I Department

Reference: GLIC /LISPIA CUSIP/PPN & security description, and identify principal & interest amounts

(d)	Ensign Peak Advisors Inc.

Zions First National Bank

Salt Lake City, UT

ABA 124000054

Further Credit: Acct #001-20001-3/Ensign Peak Advisors

(e)	Jackson National Life Insurance Company of New York

The Bank of New York Mellon

ABA# 021000018

Account No. FJNL: IMM/1872718400

Account Name: JNL-JNLNY Gen. Acct

RE: CCG Receivables Trust 2012-1

(f)	Jackson National Life Insurance Company

(i)	The Bank of New York Mellon

ABA No. 021000018

Account No. ELI: IMM/1872428400

Account Name: JNL-JNL ELI

RE: CCG Receivables Trust 2012-1

(ii)	The Bank of New York Mellon

ABA No. 021000018

Account No. GIC: IMM/1872438400

Account Name: JNL-JNL GIC

RE: CCG Receivables Trust 2012-1

EXHIBIT A

Form of Supplement for Substitute Receivables

Pursuant to Section 3.3 of the Sale and Servicing Agreement dated as of February 15, 2012 by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2012-1, a Delaware statutory Trust (the “Issuer”), COMMERCIAL CREDIT GROUP INC., (“CCG”) a Delaware corporation, (the “Servicer” and the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation, (the “Back-Up Servicer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, the (“Indenture Trustee”), attached hereto as Schedule I is a Schedule which includes information regarding the Receivables, the Related Security, all related Collections, and all proceeds of the foregoing (the “Substituted Receivables”) that are sold, assigned, transferred and delivered by the undersigned to the Issuer in accordance with the Sale and Servicing Agreement as of              , 201   (the “Substitution Date”). The Substituted Assets are delivered in substitute of the Receivables identified in Schedule II attached hereto and all Related Security (the “Released Receivables”), and, from and after the date of this Supplement for Substitute Receivables, the Released Receivables shall no longer be considered “Sold Assets” or “Collateral” pursuant to the Sale and Servicing Agreement and the Indenture, dated February 15, 2012 between the Issuer and the Indenture Trustee. Schedule I and Schedule II hereto may be delivered electronically.

The Originator certifies that (i) the Substituted Receivables constitute Eligible Receivables as of the date hereof, (ii) the Substituted Receivables have a Net Book Value, based on such Receivables’ Scheduled Payments that are scheduled to be received after the date hereof and prior to the Maturity Date, equal to or greater than the Released Receivables for the same period, and (iii) the aggregate, cumulative Net Book Value of all Substituted Receivables delivered since the Closing Date does not constitute more than 10% of the Original Pool Balance.

The Servicer, on behalf of the Issuer, certifies that it has taken all necessary action to subject the Substituted Receivables to the Lien of the Indenture in favor of the Indenture Trustee on behalf of the Noteholders.

COMMERCIAL CREDIT GROUP INC.,
as Originator / Servicer

By:
Name:
Title:

CCG RECEIVABLES IV, LLC
as Depositor

By
Name:
Title

CCG RECEIVABLES TRUST 2012-1,
as Issuer,
By: WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely
as Owner Trustee of CCG RECEIVABLES TRUST 2012-1

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

SCHEDULE I

SUBSTITUTE RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term

PMTS	months to maturity	Equipment Type	equip_category	days oldest rent due	lease_billto_state	Sign Date	Equip Desc	Contract Yield	Skips	Branch	EQ Industry	NBV	Cash Flow

SCHEDULE II

REPLACED RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term

PMTS	months to maturity	Equipment Type	equip_category	days oldest rent due	lease_billto_state	Sign Date	Equip Desc	Contract Yield	Skips	Branch	EQ Industry	NBV	Cash Flow

EXHIBIT B

Form of Servicer Report

EXHIBIT C

Form of Credit and Collection Policies and Practices

COMMERCIAL CREDIT GROUP INC

CREDIT POLICY

Credit Submittals

All transactions require a credit package and must be documented on the Company’s standard form of credit application. The amount of credit information required to evaluate a proposed transaction will be on a case-by-case basis depending on the size and complexity of the proposed transaction. A typical credit package may include year-end and interim financial statements, corporate/LLC tax returns, collateral description, references, personal financial statements, personal tax returns and other guarantor information.

Credit Process

The credit package will be analyzed to include financial statement and cash flow analysis, collateral evaluation, and reference checks. Reference checks must be documented on the Company’s standard form of internal credit documents. Credit reports such as Dun & Bradstreet and credit bureau reports will be evaluated when applicable. If the proposed transaction is with an existing obligor, previous transactions will also be reviewed for total exposure and cross-collateralization purposes. All terms and closing conditions will be noted on the credit application. All transactions require the approval of two credit officers.

Credit Parameters

Debt Service Coverage: At the time of the initial credit decision, the historic or forecasted Debt Service Coverage must be at or above 1:1. Debt Service Coverage is defined as Cash Flow (net income + non cash expenses) vs. Current Maturities of debt (excluding revolving facilities and balloon payments). If the obligor’s financial information does not itemize Current Maturities, then the Company’s credit officers will use their best efforts to determine an estimate of Current Maturities.

References: Reference checks on the proposed obligor’s secured debt must indicate current payment habits within 60 days of due date. Credit reports must not have any excessive delinquency.

Previous Bankruptcies: The obligor and its majority owners must not be in or have filed for a bankruptcy proceeding within the last 7 years.

The CEO of the Company must approve transactions that do not meet the parameters as indicated above.

Non-Qualifying Transactions

The Company will not entertain any transactions that have the following characteristics:

•	Floor plan

•	Owner-operator transportation

•	Transactions involving a third party broker

•	Consumer or Agricultural

Credit Concentrations

The Company’s in-house limit on total exposure to any one obligor (including related parties such as guarantors and affiliated entities with similar ownership) shall not exceed 4% of the net portfolio. The Company may sell all or part of a transaction to third parties on a without recourse basis. Once a transaction is sold, the net amount sold will be removed from the total concentration of that particular obligor.

At times, the Company may be involved in transactions that involve recourse to the selling vendor or manufacturer. In such situations, the Company’s total recourse exposure to any one recourse obligor will not exceed 17.5% of the Company’s equity, except in the event where (1) the recourse party is of unquestionable credit quality; and (2) no one single direct obligor subject to such recourse represents more than 6% of the Company’s equity; and (3) management feels the Company’s exposure is fully protected.

Any transaction originated by the Company and initially financed by the Company with non-recourse debt will not be subject to in-house credit limits.

Credit Officers and Authority

All transactions require the approval of two credit officers prior to funding. The credit authorization on any one obligor will be the highest credit authority assigned to the individual officers approving the transaction. The credit officers and their respective credit authority are set forth below:

Daniel J. McDonough	In-house limit
Kevin T. McGinn	$750,000
W.J. Mattocks	$750,000
Donald G. Pokorny	$750,000
Richard W. Radom	$750,000 With comparable co-signature authority, $400,000 with Samuel C. Robinson and James H. Smith
Samuel C. Robinson	$400,000
James H. Smith	$400,000

Extensions

At times existing obligors may request an extension of their existing accounts. Such accommodations will require a complete credit package and will follow the underwriting process of a newly proposed transaction. During an extension request, the Company will reevaluate its collateral position, guarantors and pricing and make the necessary adjustments.

Non-Accruals and Write-Offs

The Company will suspend interest income on contract receivables if, in management’s opinion, the collection of such receivable is in question. This may occur for a variety of reasons including, but not limited to, delinquency, a bankruptcy proceeding, foreclosure, and deteriorating business conditions. All receivables over 90 days delinquent will automatically be placed on non-accrual.

When an account is placed on non-accrual, the Company will perform a collateral evaluation and take the appropriate write-off. All contract receivables that become subject to foreclosure will be removed from the receivable classification and reclassified as “Other Assets”, the carrying value of which is expected to be at the estimated liquidation value of the collateral.